UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15 (d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 20, 2009

KILROY REALTY CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	1-12675	95-4598246
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12200 W. Olympic Boulevard, Suite 200, Los Angeles, California		90064
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 481-8400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement.

On November 20, 2009, Kilroy Realty, L.P. (the “Operating Partnership”) issued $150,000,000 in aggregate principal amount of its 4.25% Exchangeable Senior Notes due 2014 (the “Notes”). On November 24, 2009, the Operating Partnership issued an additional $22,500,000 in aggregate principal amount of additional Notes pursuant to the option granted to the initial purchasers to purchase additional Notes solely to cover overallotments, if any. The terms of the Notes are governed by an indenture, dated as of November 20, 2009 (the “Indenture”), by and among the Operating Partnership, as issuer, Kilroy Realty Corporation, as guarantor (the “Company”), and U.S. Bank National Association, as trustee. A copy of the Indenture, including the form of the Notes and the guarantee, the terms of which are incorporated herein by reference, is attached as Exhibit 4.1 to this report. See Item 2.03 below for additional information.

The Notes, including the guarantee, and the shares of common stock, par value $0.01 (the “Common Stock”) of the Company issuable in certain circumstances upon exchange of the Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Operating Partnership offered and sold the Notes to the initial purchasers of the Notes (the “Initial Purchasers”) in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The Initial Purchasers then sold the Notes to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act.

On November 20, 2009, in connection with the issuance and sale of the Notes, the Operating Partnership and the Company also entered into a registration rights agreement with the Initial Purchasers (the “Registration Rights Agreement”). A copy of the Registration Rights Agreement, the terms of which are incorporated herein by reference, is attached as Exhibit 10.1 to this report.

Pursuant to the Registration Rights Agreement, the Company has agreed that it will:

•

file a shelf registration statement (which shall be an automatic shelf registration statement if the Company is then a Well-Known Seasoned Issuer) covering resales of the Common Stock, if any, issuable upon exchange of the Notes, and use reasonable best efforts to have the registration statement declared effective on or prior to the 180th day after the original date of issuance of the Notes; and

•	use its reasonable best efforts to keep the registration statement effective to and including the earlier of:

•	the 20th trading day immediately following the maturity date of November 15, 2014 (subject to extension in certain circumstances); and

•	the date on which there are no longer any Notes or “restricted” shares (within the meaning of Rule 144 under the Securities Act) of Common Stock issued upon exchange of the Notes outstanding.

If the Company does not meet these deadlines then, subject to certain exceptions, additional interest will accrue on the Notes to be paid semi-annually in arrears at a rate per year equal to 0.25% of the principal amount of Notes to and including the 90th day following such registration default and 0.50% of the principal amount thereafter, for the period during which the registration default is not cured.

On November 16, 2009, in connection with the offering of $150,000,000 in aggregate principal amount of the Notes, the Operating Partnership also entered into call option transactions (the “Initial Hedge Transactions”) with affiliates of certain Initial Purchasers. The Initial Hedge Transactions cover, subject to customary anti-dilution adjustments, 4,174,605 shares of Common Stock at a strike price of $35.93, which corresponds to the initial exchange price of the Notes. The Operating Partnership paid an aggregate amount of approximately $10,545,000 for the Initial Hedge Transactions.

On November 20, 2009, in connection with the issuance of $22,500,000 in aggregate principal amount of additional Notes, the Operating Partnership also entered into additional call option transactions (the

“Additional Hedge Transactions” and collectively with the Initial Hedge Transactions, the “Hedge Transactions”) with the same affiliates of certain Initial Purchasers. The Additional Hedge Transactions cover, subject to customary anti-dilution adjustments, an additional 626,190 shares of Common Stock at the same strike price of $35.93. The Operating Partnership paid an aggregate amount of approximately $1,581,750 for the Additional Hedge Transactions.

The Hedge Transactions are expected generally to reduce the potential dilution upon exchange of the Notes in the event that the market value per share of the Common Stock, as measured under the terms of the Hedge Transactions, is greater than the strike price of the Hedge Transactions, which corresponds to the initial exchange price of the Notes and is subject to certain adjustments similar to those applicable to the exchange price of the Notes. To the extent that the market value per share of the Common Stock, as measured under the terms of the Hedge Transactions, is greater than $42.81 (the “Cap Price”), which represents a premium of approximately 40% over the closing sale price of the Common Stock as reported on the New York Stock Exchange on November 16, 2009, and is subject to certain adjustments similar to those applicable to the strike price of the Hedge Transactions and the exchange price of the Notes, then the dilution mitigation under the Hedge Transactions will be limited, which means that there would be dilution upon the exchange of the Notes for the Common Stock to the extent that the market value per share of the Common Stock, as measured under the terms of the Hedge Transactions, exceeds the Cap Price. Subject to the performance of the Hedge Transactions by the counterparties, these transactions generally have the effect of increasing the price at which dilution of the Company’s Common Stock would occur from the exchange of Notes for Common Stock from the exchange price of $35.93 per share of Common Stock to $42.81 per share of Common Stock.

The Hedge Transactions are separate transactions entered into by the Company with the relevant financial institutions, are not part of the terms of the Notes, and will not affect the holders’ rights under the Notes. Holders of the Notes will not have any rights with respect to the Hedge Transactions.

Copies of the letter confirmations with respect to the Hedge Transactions, the terms of which are incorporated herein by reference, are attached as Exhibits 10.2, 10.3, 10.4 and 10.5 to this report.

ITEM 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 20, 2009, the Operating Partnership issued $150,000,000 in aggregate principal amount of Notes. The Notes are senior unsecured obligations of the Operating Partnership and rank equally in right of payment with all other existing and future senior unsecured indebtedness of the Operating Partnership. Interest is payable on May 15 and November 15 of each year beginning May 15, 2010 until the maturity date of November 15, 2014. The Operating Partnership’s obligations under the Notes are fully and unconditionally guaranteed by the Company.

The Notes bear interest at 4.25% per annum and contain an exchange settlement feature, which provides that the Notes may, under certain circumstances, be exchangeable for cash (up to the principal amount of the Notes) and, with respect to any exchange value above the principal amount, into shares of Common Stock at an initial exchange rate of 27.8307 shares of Common Stock per $1,000 principal amount of Notes, subject to adjustment of the exchange rate under certain circumstances. At the initial exchange rate, the Notes are exchangeable for Common Stock at an exchange price of approximately $35.93 per share of Common Stock, representing an approximately 17.5% premium over the last reported sale price of the Common Stock on November 16, 2009, which was $30.58 per share.

Prior to August 15, 2014, the Notes will be exchangeable at the option of the holders only under the following circumstances: (1) during any calendar quarter beginning December 31, 2009 if the closing sale price per share of the Common Stock is more than 130% of its exchange price for at least 20 trading days in the period of 30 consecutive trading days ending on the last trading day of the preceding calendar quarter; (2) during the five consecutive trading-day period following any five consecutive trading days in which the trading price per $1,000 principal amount of Notes was less than 98% of the product of the closing sale price per share of the Common Stock multiplied by the applicable exchange rate; (3) if the Notes have been called for redemption; (4) upon the occurrence of specified corporate transactions described in the Indenture; or (5) if the Common Stock ceases to be listed or approved for trading on the New York Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market. On or after August 15, 2014, the Notes will be exchangeable at any time prior to the close of business on the second business day immediately preceding the maturity date. Subject to its election to satisfy its exchange obligations entirely in shares of Common Stock, upon exchange, the Operating Partnership will deliver cash and shares of Common Stock, if any, based on a daily exchange value calculated on a proportionate basis for each day of a 30 trading-day observation period. At any time prior to August 14, 2014, the Operating Partnership may irrevocably elect, in its sole discretion without the consent of the holders of the Notes, to settle all of its future exchange obligations entirely in shares of Common Stock.

The Operating Partnership may not redeem the Notes prior to their maturity date except to preserve the Company’s status as a real estate investment trust for U.S. federal income tax purposes.

The holders of the Notes have the right to require the Operating Partnership to repurchase the Notes in cash in whole or in part in the event of a designated event for a repurchase price equal to 100% of the principal amount of the Notes plus accrued and unpaid interest. The holders of the Notes who exchange their Notes in connection with a designated event of the type described in the first two bullets of the definition of designated event, as described below, may be entitled to a make-whole premium in the form of an increase in the exchange rate.

A “designated event” will be deemed to have occurred at the time that any of the following occurs:

•

consummation of any transaction or event (whether by means of a share exchange or tender offer applicable to the Common Stock, a liquidation, consolidation, recapitalization, reclassification, combination or merger of the Company or a sale, lease or other transfer of all or substantially all of the consolidated assets of the Company) or a series of related transactions or events pursuant to which all of the outstanding Common Stock is exchanged for, converted into or constitutes solely the right to receive cash, securities or other property, more than 10% of which consists of cash, securities or other property that is not, or will not be upon consummation of such transaction, listed on New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market;

•

any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, whether or not applicable), other than the Company, the Operating Partnership or any majority-owned subsidiary of the Company or the Operating Partnership or any employee benefit plan of the Company, the Operating Partnership or such subsidiary, is or becomes the “beneficial owner,” directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of capital stock of the Company then outstanding entitled to vote generally in elections of directors; or

•

the Company (or any successor thereto permitted pursuant to the terms of the Indenture) ceases to be the general partner of the Operating Partnership or ceases to control the Operating Partnership; provided, however, that the pro rata distribution by the Company to its stockholders of shares of its capital stock or shares of any of the Company’s other subsidiaries will not, in and of itself, constitute a designated event for purposes of this definition.

Certain events are considered “Events of Default,” which may result in the accelerated maturity of the Notes, including:

•	default in the payment of any interest on the Notes when such interest becomes due and payable that continues for a period of 30 days;

•	default in the payment of the principal of the Notes, or any repurchase price or redemption price due with respect to the Notes, when due and payable;

•	failure by the Operating Partnership or the Company to satisfy its obligations upon an exchange of Notes in accordance with the Indenture;

•	failure to provide timely notice in connection with a designated event;

•	failure to comply with obligations related to a merger, consolidation or sale;

•

default in the performance, or breach, of any of the Operating Partnership’s or the Company’s other covenants or warranties in the Indenture with respect to the Notes and continuance of such default or breach for a period of 60 days after written notice;

•

default under any bond, debenture, note, mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company, the Operating Partnership or by any subsidiary the repayment of which the Company or the Operating Partnership have guaranteed or for which the Company or Operating Partnership are directly responsible or liable as obligor or guarantor, having an aggregate principal amount outstanding of at least $35,000,000, whether such indebtedness now exists or shall hereafter be created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within the period specified in such instrument;

•

a final judgment for the payment of $35,000,000 or more (excluding any amounts covered by insurance) rendered against the Operating Partnership, the Company or any of the Operating Partnership or the Company’s respective subsidiaries, which judgment is not discharged or stayed within 60 days after (1) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (2) the date on which all rights to appeal have been extinguished; or

•	certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee for the Company, the Operating Partnership or any significant subsidiary.

ITEM 3.02.	Unregistered Sales of Equity Securities.

The information contained in Items 1.01 and 2.03 of this report is incorporated herein by reference.

ITEM 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Indenture, dated November 20, 2009, among Kilroy Realty, L.P., as issuer, Kilroy Realty Corporation, as guarantor, and U.S. Bank National Association, as trustee, including the form of 4.25% Exchangeable Senior Notes due 2014 and the form of the related guarantee.

10.1	Registration Rights Agreement, dated November 20, 2009, among Kilroy Realty, L.P., Kilroy Realty Corporation, J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

10.2	Letter confirmation, dated November 16, 2009, among Kilroy Realty, L.P., Kilroy Realty Corporation and JPMorgan Chase Bank, National Association, London Branch.

10.3	Letter confirmation, dated November 16, 2009, among Kilroy Realty, L.P., Kilroy Realty Corporation and Bank of America, N.A.

10.4	Letter confirmation, dated November 20, 2009, among Kilroy Realty, L.P., Kilroy Realty Corporation and JPMorgan Chase Bank, National Association, London Branch.

10.5	Letter confirmation, dated November 20, 2009, among Kilroy Realty, L.P., Kilroy Realty Corporation and Bank of America, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KILROY REALTY CORPORATION

By:	/s/ Heidi R. Roth
Heidi R. Roth Senior Vice President and Controller

Date: November 25, 2009

Exhibit Index

Exhibit No.	Description

4.1	Indenture, dated November 20, 2009, among Kilroy Realty, L.P., as issuer, Kilroy Realty Corporation, as guarantor, and U.S. Bank National Association, as trustee, including the form of 4.25% Exchangeable Senior Notes due 2014 and the form of the related guarantee.

10.1	Registration Rights Agreement, dated November 20, 2009, among Kilroy Realty, L.P., Kilroy Realty Corporation, J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

10.2	Letter confirmation, dated November 16, 2009, among Kilroy Realty, L.P., Kilroy Realty Corporation and JPMorgan Chase Bank, National Association, London Branch.

10.3	Letter confirmation, dated November 16, 2009, among Kilroy Realty, L.P., Kilroy Realty Corporation and Bank of America, N.A.

10.4	Letter confirmation, dated November 20, 2009, among Kilroy Realty, L.P., Kilroy Realty Corporation and JPMorgan Chase Bank, National Association, London Branch.

10.5	Letter confirmation, dated November 20, 2009, among Kilroy Realty, L.P., Kilroy Realty Corporation and Bank of America, N.A.